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                                                                    EXHIBIT 3.91

                                                                         [STAMP]

                              CERTIFICATE OF MERGER

                                       OF

                    OWENS-ILLINOIS INTER-AMERICA CORPORATION

                                      INTO

                           OWENS-ILLINOIS GENERAL INC.

     The undersigned corporations organized and existing under and by virtue of the General Corporation Law of the State of Ohio and Delaware.

     DOES HEREBY CERTIFY:

     FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

            NAME                                    STATE OF INCORPORATION
     ----------------------------------------       ----------------------
     Owens-Illinois Inter-America Corporation            Ohio
     Owens-Illinois General Inc.                         Delaware

     SECOND: That an Agreement of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of the corporation law of the State of Ohio and Delaware.

     THIRD: The name of the surviving corporation is Owens-Illinois General Inc.

     FOURTH: That Owens-Illinois General Inc. is the owner of all of the stock of constituent corporation.

     FIFTH: That the Certificates of Incorporation of Owens-Illinois General Inc., a Delaware corporation, which will survive the merger shall be the Certificate of Incorporation of the surviving corporation.

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     SIXTH: That the executed Agreement of Merger is on file at the principal place of business of the surviving corporation. The address of the principal place of business of the surviving corporation is One SeaGate, Toledo, Ohio 43666.

     SEVENTH: That a copy of the Agreement of Merger will be furnished by the surviving corporation on request and without cost to any stockholder of any constituent corporation.

     EIGHTH: This Certificate of Merger shall be effective on September 28,
1990.

                                       OWENS-ILLINOIS GENERAL INC.

                                       /s/ Thomas L. Young
                                       ------------------------------
                                       Thomas L. Young
                                       Vice President

                                       /s/ Thomas L. Young
                                       ------------------------------
                                       Thomas L. Young
                                       Assistant Secretary